UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

——————

FORM 8-K

——————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

——————

Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

——————

Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Gate Parkway, 4th Floor, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2026, Duos Technologies Group, Inc. (the “Company”) named Christopher J. DeAlmeida as the Chief Financial Officer of the Company. Adrian Goldfarb, who had been serving as Interim Chief Financial Officer since June 2026, will return to his prior position as Strategic Advisor to the Chief Executive Officer of the Company.

Mr. DeAlmeida is a strategic financial executive with over 20 years’ experience leading finance, operations and corporate development for NYSE and NASDAQ-listed companies, private equity backed platforms and high-growth ventures. He served as President and Chief Financial Officer of SaferMobility, an early stage SaaS company, and was a Financial Advisor  to the Founder/CEO of Odilia Holdings, a multi-entity DTC portfolio, from 2024 to 2026.  Prior to that, from July 2022 to January 2024, he was the Chief Financial Officer of Wrap Technologies, Inc., a NASDAQ-listed global public safety technology and services company. Previously, Mr. DeAlmeida was Chief Financial Officer of Encore Drilling Partners, a private-equity backed marine infrastructure platform, from 2018 to 2022.  From 2007 to 2018, he held increasingly responsible positions, culminating as Chief Financial Officer, Treasurer and Executive Vice President, at Orion Group Holdings, Inc., an NYSE-listed leading specialty construction company.

Mr. DeAlmeida currently does not have an employment agreement with the Company. He is being paid an annual base salary of $350,000, with a potential bonus of up to 80% of the base salary based on achievement of Company and individual performance metrics as set by the Board of Directors and the Chief Executive Officer. The Company will provide Mr. DeAlmeida with corporate housing in Jacksonville for 90 days and pay relocation assistance of $12,000 net of taxes. He was also granted 200,000 restricted shares of common stock under the Company’s 2021 Equity Incentive Plan. The shares are subject to a three-year cliff vesting period and will vest on September 1, 2029.

There are no family relationships between Mr. DeAlmeida and any director or executive officer of the Company or its subsidiaries.  There also are no transactions to which the Company is or was a participant in which Mr. DeAlmeida has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The Company issued a press release on August 26, 2026 announcing Mr. DeAlmeida’s appointment. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated August 26, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: August 26, 2026	By:	/s/ F. Douglas Recker
F. Douglas Recker Chief Executive Officer